Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 5 to the Registration Statement on Form F-1 of Navios Maritime Midstream Partners L.P. of our report dated October 31, 2014 relating to the balance sheet of Navios Maritime Midstream Partners L.P., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers S.A.

Athens, Greece

November 10, 2014